EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ingersoll-Rand plc of our report dated February 12, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Ingersoll-Rand plc’s Annual Report on Form 10-K for the year ended December 31, 2018.
/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
December 30, 2019